UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2016

Metropolitan Life Insurance Company

(Exact name of registrant as specified in its charter)

New York	000-55029	13-5581829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue, New York, N.Y.	10166-0188
(Address of principal executive offices)	(Zip Code)

(212) 578-9500 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 1, 2016, Metropolitan Life Insurance Company (together with its subsidiaries, “MLIC”) paid a dividend of all the issued and outstanding shares of common stock of its wholly-owned subsidiaries, General American Life Insurance Company and New England Life Insurance Company, to MetLife, Inc. (the “Dividends”). Metropolitan Life Insurance Company is a wholly-owned subsidiary of MetLife, Inc.

Item 8.01 Other Events.

The following unaudited pro forma condensed financial statements of MLIC, giving effect to the Dividends, are being filed and incorporated herein by reference:

(i) unaudited pro forma condensed balance sheet of MLIC as of September 30, 2016;

(ii) unaudited pro forma condensed statements of operations of MLIC for the nine months ended September 30, 2016 and for the year ended December 31, 2015; and

(iii) notes to unaudited pro forma condensed financial statements of MLIC.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

	99.1	Unaudited pro forma condensed balance sheet of MLIC as of September 30, 2016 and unaudited pro forma condensed statements of operations of MLIC for the nine months ended September 30, 2016 and for the year ended December 31, 2015, together with notes to unaudited pro forma condensed financial statements of MLIC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Metropolitan Life Insurance Company

By	/s/ Peter M. Carlson
Name: Peter M. Carlson
Title: Executive Vice President and Chief Accounting Officer (Authorized Signatory and Principal Accounting Officer)

Date: December 1, 2016

Exhibit Index

Exhibit No.	Description

99.1	Unaudited pro forma condensed balance sheet of MLIC as of September 30, 2016 and unaudited pro forma condensed statements of operations of MLIC for the nine months ended September 30, 2016 and for the year ended December 31, 2015, together with notes to unaudited pro forma condensed financial statements of MLIC.